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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES



                                                                    Jurisdiction of
Name of Subsidiary                                                   Incorporation
- ------------------                                                  ---------------
St. Paul Federal Bank for Savings                                   United States

Annuity Network, Inc.                                               Illinois

St. Paul Financial Development Corporation (a)                      Illinois

Custom Source Realty Corporation (b)                                Illinois

St. Paul Service, Inc. (c)                                          Illinois

St. Paul Securities, Inc. (c)                                       Illinois

Community Finance Corporation (c)                                   Illinois

Managed Properties, Inc. (c)                                        Illinois

EFS/San Diego Service Corporation (c)                               Illinois

EFS Service Corporation (c)                                         Illinois

Investment Network, Inc. (d)                                        Illinois






(a) Prior to June 30, 1993, this company was a subsidiary of St. Paul Federal Bank For Savings. On June 30, 1993, this company was sold by St. Paul Federal Bank to the Company at its fair market value.
(b)      Subsidiary of St. Paul Financial Development Corporation.
(c)      Subsidiary of St. Paul Federal Bank For Savings.
(d)      Subsidiary of St. Paul Securities, Inc.